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EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-            ) and related Prospectus of Alexandria Real Estate Equities, Inc. for the registration of $250,000,000 of common stock, preferred stock and warrants dated May 31,2002 and to the incorporation by reference therein of our report dated January 25, 2002 with respect to the consolidated financial statements and schedule of Alexandria Real Estate Equities, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 and to our report dated July 13, 2001 with respect to the statement of revenue and certain expenses of 9880 Campus Point Drive for the year ended December 31, 2000 included in its Current Report on Form 8-K dated January 2, 2002, filed with the Securities and Exchange Commission.

Los Angeles, California	/s/ ERNST & YOUNG LLP
May 30, 2002

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  EXHIBIT 23.3
CONSENT OF ERNST & YOUNG LLP